SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 26, 2009

 Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

  (Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

 Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(c)	Election of Jacob Ronnel as Chief Financial Officer

On March 26, 2009, HOMI’s Board of Directors elected Jacob Ronnel as Chief Financial Officer of the Company.

Jacob Ronnel, 50, has been Chief Executive Officer and a director of HOMI since December 28, 2001, and a director of HOMI Israel Ltd. (formerly known as Bartech Mediterranean Ltd.) since May 1997. Mr. Ronnel served as President of HOMI from December 2001 to August 2008. In addition, he serves as a director and Chief Executive Officer of subsidiaries of HOMI. From July 1997 to September 1997, Mr. Ronnel was a consultant to and provisional manager of Brookside Investments, Ltd. From 1996 to 2002, he was a consultant for Kassel Financial Consultants, located in Israel. Mr. Ronnel obtained a degree in International Hotel Administration from Ecole Hoteliere de Lausanne, Switzerland.

Mr. Ronnel will not receive additional compensation for his work as Chief Financial Officer.

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

March 26, 2009	Hotel Outsource Management International, Inc.

	By:	/s/ Daniel Cohen
Name: Daniel Cohen
Title: President